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                                                                   EXHIBIT 10.12


                           HORIZON HEALTH CORPORATION
                            BONUS PLAN - FISCAL 2004

James K. Newman:        Shall have a bonus base of one hundred (100%) percent of
                        fiscal 2004 base salary; and shall earn a bonus for fiscal 2004 from zero (0%) percent to one hundred fifty
                        (150%) percent of fiscal 2004 base salary based upon the Company's actual audited fiscal 2004 earnings per share as compared to budgeted fiscal 2004 earnings per share.

Ronald C. Drabik:       Shall have a bonus base of fifty (50%) percent of fiscal
                        2004 base salary; and shall earn a bonus for fiscal 2004 from zero (0%) percent to seventy five (75%) percent of fiscal 2004 base salary based upon the Company's actual audited fiscal 2004 earnings per share as compared to budgeted fiscal 2004 earnings per share.

 Donald W. Thayer:      Shall have a bonus base of fifty (50%) percent of fiscal
                        2004 base salary; and shall earn a bonus for fiscal 2004 from zero (0%) percent to seventy five (75%) percent of fiscal 2004 base salary based upon the Company's actual audited fiscal 2004 earnings per share as compared to budgeted fiscal 2004 earnings per share.

David K. White, Ph.D.
President-HMHM          Shall have a bonus base of sixty (60%) percent of fiscal
                        2004 base salary; and shall earn a bonus for fiscal 2004 from zero (0%) percent to eighty-two and one half
                        (82.5%) percent, based seventy-five (75%) percent upon achieving HMHM operating cash flow targets, and based twenty-five (25%) percent upon actual audited Company fiscal 2004 earnings per share as compared to budgeted fiscal year 2004 earnings per share.


Frank J. Baumann
President - SRM and
ProCare One Nurses Shall have a bonus base of sixty (60%) percent of fiscal 2004 base salary; and shall earn a bonus for fiscal 2004 from zero (0%) percent to eighty-two and one half (82.5%) percent, based seventy-five (75%) percent upon achieving SRM and ProCare operating cash flow targets, and based twenty-five (25%) percent upon actual audited Company fiscal 2004 earnings per share as compared to budgeted fiscal year 2004 earnings per share.

Jackie L. James
President - HBS         Shall have a bonus base of sixty (60%) percent of fiscal
                        2004 base salary; and shall earn a bonus for fiscal 2004 from zero (0%) percent to eighty-two and one half
                        (82.5%) percent, based seventy-five (75%) percent upon achieving HBS operating cash flow targets, and based twenty-five (25%) percent upon actual audited Company fiscal 2004 earnings per share as compared to budgeted fiscal year 2004 earnings per share.

Bonuses based on earnings per share will be earned on a prorated basis, with zero (0%) percent of bonus base earned in the event the Company achieves less than eighty-five (85%) percent of budgeted earnings per share for the fiscal year, fifty (50%) percent earned at eight-five (85%) percent achievement, and thereafter graduated up to one hundred fifty (150%) percent in the event the Company achieves one hundred fifteen (115%) percent or more of budgeted fiscal 2004 earnings per share. Bonus amounts based on subsidiary operating cash flow targets will be earned on a prorated basis, with zero (0%) percent in the event eighty (80%) percent, or less, performance is achieved, and thereafter graduated up to one hundred (100%) percent earned at one hundred (100%) percent achievement. An additional one third (1/3) of amounts otherwise earned by an executive whose subsidiary achieves one hundred (100%) percent operating cash flow budget shall be earned prorata for achieving one hundred (100%) percent to one hundred twenty (120%) percent of the subsidiary operating cash flow budget.